RESTATED ARTICLES OF ORGANIZATION
                                       OF
                        WISCONSIN POWER AND LIGHT COMPANY


             These Restated Articles of Organization supersede and take the place of the existing Articles of Organization and all prior amendments thereto.

                                    ARTICLE I

             The undersigned have associated and do hereby associate themselves together for the purpose of forming a Corporation under Chapter 86 of the Wisconsin Statutes of 1898 and the acts amendatory thereof and supplementary thereto, the business and purposes of which Corporation shall be (a) to manufacture, generate, produce, buy, transmit, distribute and sell electricity, gas and artificial energy for light, heat and power purposes; (b) to distribute and sell water; (c) to operate motor bus lines; (d) to distribute and sell heat produced by means of steam or water; (e) to buy, sell and deal in articles of merchandise; and (f) to acquire, construct, own, operate, manage and/or control through direct ownership or by leasing or through the ownership of stock of other corporations any plant or property useful for the above business and purposes and to transact any and all business incidental to the above business and purposes.

                                   ARTICLE II

             The name of the Corporation shall be Wisconsin Power and Light Company. At the time of adoption of these Restated Articles of Organization the address of the registered office of the Corporation is 222 West Washington Avenue, P.O. Box 192, Madison, Wisconsin 53701, and the name of the Corporation's registered agent at said address is Martin W. Freck.

                                   ARTICLE III

             (1) The authorized capital stock of the Corporation is Two Hundred Forty Million Dollars ($240,000,000) and is divided into Three Million Seven Hundred Fifty Thousand (3,750,000) shares of Preferred Stock without par value, provided that the aggregate stated value thereof shall not exceed $150,000,000 at any time, and Eighteen Million (18,000,000) shares of Common Stock of the par value of $5 per share. All shares of the authorized Preferred Stock at any time having the status of authorized and unissued shares may be issued in one or more series, with such stated values, with such designation or designations and with such terms and conditions as to redemption (but the redemption price shall be not less than the stated value), as to rate of dividend (which may be fixed or variable) and frequency of dividend payment, and as to sinking fund provisions (if any) for the redemption or purchase of shares, applicable to the shares of each series as may be determined by the Board of Directors of the Corporation in the resolution authorizing the issue of such shares. Shares of any series of Preferred Stock may not be issued for a consideration less than the stated value thereof.

             (2) The holders of the Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the stated value thereof at the rate specified for such share, payable quarter-yearly in the case of a share of Preferred Stock with a fixed rate of dividend or payable as specified by the Board of Directors of the Corporation in the resolution authorizing the issue of such shares in the case of a share of Preferred Stock with a variable rate of dividend, in either case when and as declared by the Board of Directors, out of the surplus or net profits of the Corporation. Such dividends shall be cumulative from and including the first day of the dividend period in which such share shall have been originally issued; and shall for any completed dividend period be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock, so that if for any completed dividend period dividends on the Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. The holders of shares of any series of Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the rate provided by the Board of Directors in the resolution authorizing the issue of such shares. The term "dividend period", as used herein, refers to either each period of three consecutive calendar months ending, respectively, February 28, May 31, August 31 and November 30 in each year in the case of a series of Preferred Stock having a fixed rate of dividend or, in the case of a series of Preferred Stock having a variable rate of dividend, such period as shall either be specified by the Board of Directors of the Corporation in the resolution authorizing the issue of shares of such series or determined in accordance with the authority granted in said resolution. All shares of Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the stated values thereof, the dividend rates (whether fixed or variable) and the frequency of dividend payments thereon, the price at which, and the terms and conditions on which, shares may be redeemed and sinking fund provisions for the redemption or purchase of shares, shall be of equal rank and confer equal rights upon the holders thereof. No dividend shall be paid on any series of Preferred Stock for a dividend period at the conclusion of such period unless at that time all cumulative dividends upon the Preferred Stock of all series then outstanding for all completed dividend periods shall have been paid or declared and set apart for payment. When full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding for all completed dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock of the Corporation, subject to the restrictions hereinafter contained.

             (3) In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Preferred Stock shall be entitled to be paid in full, out of the net assets of the Corporation, the stated value of their shares and, to the extent that there may be profits properly applicable thereto (whether capitalized or not), the unpaid dividends accrued thereon before any amount shall be paid out of such assets to the holders of the Common Stock. After such payment in full to the holders of the Preferred Stock, the remaining assets shall be divided among and paid to the holders of the Common Stock.

             (4) The Corporation, on the sole authority of its Board of Directors, shall have the right (subject to the specific terms of any series of Preferred Stock as fixed by the Board of Directors) at any time or from time to time to redeem and retire all or part of the Preferred Stock or all or part of the shares of one or more series of Preferred Stock upon and by the payment to the holders of the shares to be redeemed, or upon or by setting aside, as hereinafter provided, for the benefit of such holders, the stated value of each share to be redeemed, together with all unpaid accrued dividends thereon, and, in addition thereto, the premium (if any) fixed for the shares of such series; provided, however, that not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the Corporation to redeem such stock, specifying the stock to be redeemed and the date and place of redemption, (i) shall be published in a newspaper of general circulation published in the City of Madison, Wisconsin, and also in a newspaper of general circulation published in the City of Chicago, Illinois, and in a newspaper of general circulation published in the City of New York, New York, and (ii) shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the Corporation; but in mailing such notice unintentional omissions or errors in names or addresses shall not impair the validity of the notice of redemption. In every case of the redemption of less than all of the outstanding shares of any one series of Preferred Stock, the shares of such series to be redeemed shall be chosen by lot or in such other manner as may be prescribed by resolution of the Board of Directors. The Corporation may deposit, with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Milwaukee, Wisconsin, or in Chicago, Illinois, or in New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the Corporation, be upon terms whereby in case the holder of any shares of Preferred Stock called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the Corporation or its successor the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the Corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made, upon the redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the Corporation, and the said holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or from the Corporation, without interest thereon, upon surrender of the certificates as aforesaid.

             The term "accrued dividends" shall be deemed to mean, in respect of any share of the Preferred Stock as of any given date, the amount of dividends payable on such share, computed, at the dividend rate (which may be fixed or variable) for such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

             Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock.

             Any shares of any series of Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

             (5) So long as any shares of Preferred Stock of any series are outstanding, the Corporation shall not, without the affirmative vote of the record holders of shares of Preferred Stock of all series at the time outstanding, voting separately as one class, having in the aggregate a number of votes, calculated as provided in Paragraph (8)(a) hereof, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders:

                  (a) Amend the provisions of the Restated Articles of Organization so as to create or authorize any stock ranking prior in any respect to the Preferred Stock; or issue any such stock; or

                  (b) Change, by amendment to the Restated Articles of Organization, or otherwise, the terms and provisions of the Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Preferred Stock at the time outstanding, there shall be required the vote only of the holders of the series so adversely affected at the time outstanding having in the aggregate a number of votes, calculated as provided in Paragraph (8)(a) hereof, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders of such series; or

                  (c) Issue any shares of the Preferred Stock or shares of any stock ranking on a parity with the Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Preferred Stock, or shares of any stock ranking on a parity therewith, at the time outstanding, having an aggregate amount of par value and/or stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, unless:

                       (A) The gross income (determined in accordance with accepted accounting principles) of the Corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1-1/2) times the sum of (i) the interest for one year on all funded indebtedness, and notes payable of the Corporation maturing more than twelve months after the date of issue of such shares, which shall be outstanding at the date of the issue of said shares, and (ii) an amount equal to the dividend requirement for one year on all shares of the Preferred Stock of all series and on all other shares of stock, if any, ranking prior to or on a parity with the Preferred Stock, which shall be outstanding after the issue of the shares proposed to be issued, provided that, in the case of any shares of Preferred Stock which do not have a fixed rate of dividend, the dividend requirement for one year shall be calculated by using the rate of dividend in effect with respect to such shares at the time of such determination; and

                       (B) The capital represented by the Common Stock and the surplus accounts of the Corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the Corporation, in respect of all shares of Preferred Stock and all shares of stock, if any, ranking prior thereto, or on a parity therewith, which shall be outstanding after the issue of the shares proposed to be issued.

             No consent of the holders of Preferred Stock shall be required in respect of any transaction enumerated in this Paragraph (5) if at or prior to the time when such transaction is to take effect provision is made for the redemption or other retirement of all shares of Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

             (6) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the record holders of shares of Preferred Stock of all series then outstanding having in the aggregate a number of votes, calculated as provided in Paragraph (8)(a) hereof, at least equal to a majority of the total number of votes, as so calculated, possessed by all such holders,

                  (a) Issue or assume any unsecured indebtedness (as hereinafter defined) for any purpose other than the refunding of secured or unsecured indebtedness, theretofore created or assumed by the Corporation and then outstanding, or the retiring, by redemption or otherwise, of shares of the Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by the Corporation and then outstanding would exceed twenty per centum (20%) of the aggregate of
        (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then outstanding, and (ii) the total of the capital and surplus of the Corporation, as then recorded on its books; or

                  (b) Merge or consolidate with any other corporation or corporations or sell all or substantially all of the assets of the Corporation unless such merger, consolidation or sale or the issue or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or regulatory authority of the United States of America then having jurisdiction in the premises.

             No consent of the holders of the Preferred Stock shall be required, however, if at or prior to the issue of any unsecured indebtedness, or such consolidation, merger or sale, provision is made for the redemption or other retirement of all shares of Preferred Stock then outstanding.

             "Unsecured indebtedness" as that term is used in this Paragraph
   (6) shall mean all unsecured notes, debentures or other securities representing unsecured indebtedness (whether having a single maturity, serial maturities or sinking fund or other similar periodic principal or debt retirement payment provisions) which has a final maturity date, determined as of the date of issuance or assumption by the Corporation, of less than three years.

             No provision contained in this Paragraph (6), or in Paragraph
   (5) of this Article III, is intended or shall be construed to relieve the Corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the holders of the outstanding shares of the Preferred Stock.

             (7) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "common stock dividend"), except to the extent permitted by the following provisions of this Paragraph (7):

                  (a) No common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending with (and including) the date of the declaration of such common stock dividend, would in the aggregate exceed fifty per centum (50%) of the net income of the Corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend, if at the end of such calendar month (next preceding the date of the declaration of such common stock dividend) the ratio (herein referred to as the "capitalization ratio") of the Common Stock Equity (as hereinafter defined) of the Corporation, to the total capital (as hereinafter defined) of the Corporation shall be less than twenty per centum (20%).

                  (b) If such capitalization ratio, determined as aforesaid, shall be twenty per centum (20%) or more, but less than twenty-five per centum (25%), no common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would exceed seventy-five per centum (75%) of the net income of the Corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend.

                  (c) If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per centum (25%), no common stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per centum (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

             "Common Stock Equity" as that term is used in this Paragraph (7) shall consist of the sum of (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on common stock) and (2) the surplus accounts of the Corporation, less (i) any known, or estimated if not known, excess of the value, as recorded on the Corporation's books, over the original cost, of used and useful utility plant and other property, unless such excess is being amortized, or provided for by reserves, and (ii) any excess of the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the Corporation, in respect of all its outstanding shares of preferred stock over the aggregate par value of, or stated value represented by, such preferred shares unless such excess is being amortized, or provided for by reserves, and (iii) any items such as debt discount, premium and expense, capital stock discount and expense and similar items, classified as assets on the balance sheet of the Corporation, unless such items are being amortized, or provided for by reserves. The "total capital of the Corporation" shall consist of the sum of (i) the principal amount of all outstanding indebtedness of the Corporation maturing one year or more after the date of the issue thereof and (ii) the par or stated value of all outstanding capital stock (including premiums on capital stock) of all classes of the Corporation, and (iii) the surplus accounts of the Corporation. All indebtedness and capital stock owned by the Corporation shall be excluded in determining total capital. Surplus accounts used in computing capitalization ratios shall be adjusted to eliminate all amounts, if any, restricted by the provisions of any indenture, or supplements thereto, securing bonds of the Corporation and to reflect payment of the proposed Common Stock dividend. In computing, for the purposes of this Paragraph (7), the "net income of the Corporation available for dividends on its Common Stock" for any period of twelve consecutive calendar months, there shall be deducted from such net income an amount equal to the annual charge made by the Corporation in such period for the amortization of Plant Acquisition Adjustments Account. Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of this Paragraph (7), to have been declared as of the date on which such purchases or acquisitions are consummated.

             (8) (a) Every record holder of outstanding shares of Common Stock and every record holder of outstanding shares of Preferred Stock shall be entitled to vote in respect of the election of directors and upon all other matters, except as otherwise provided in this Paragraph (8) and except as otherwise provided in Paragraphs (5) and (6) of this Article III. Every holder of Common Stock at any time entitled to vote shall have one vote for each share held by him. Every holder of Preferred Stock at any time entitled to vote shall have, for each share of Preferred Stock held by him, that number of votes (including any fractional vote) determined by dividing the stated value of such share by 100.

                  (b) If and when dividends, payable on the Preferred Stock, shall be in default in an amount equivalent to the dividend requirement for one year on all shares of Preferred Stock then outstanding (provided that, in the case of any shares of Preferred Stock which do not have a fixed rate of dividend, the dividend requirement for one year shall be calculated by using the rate of dividend in effect with respect to such shares at the time of such determination) and until all dividends then in default on the Preferred Stock shall have been paid, the record holders of the shares of Preferred Stock, voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the Corporation. The term of office of each director of the Corporation shall terminate upon the election of his successor. At each election of directors by a class vote pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the term of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

                  (c) If and when all dividends then in default on the Preferred Stock then outstanding shall be paid, the holders of the shares of the Preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided in subparagraph (b) of this Paragraph (8), and the voting power of holders of shares of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special right in the Preferred Stock in case of further like default or defaults in dividends thereon. Dividends shall be deemed to have been paid, as that term is used in subparagraph (c) of this Paragraph
        (8), whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be surplus and net profits of the Corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting right.

                  (d) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preferred Stock, as a class, pursuant to subparagraph (b) of this Paragraph (8), the holders of the shares of the Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Common Stock, as a class, pursuant to subparagraph (b) of this Paragraph (8), the holders of the shares of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In all other cases, any vacancy occurring among the directors shall be filled in the manner provided in Article IV of these Restated Articles of Organization.

                  (e) Whenever the holders of the shares of the Preferred Stock, as a class, become entitled to elect directors of the Corporation pursuant to subparagraph (b) or (d) of this Paragraph
        (8), or whenever the holders of the shares of the Common Stock, as a class, become entitled to elect directors of the Corporation pursuant to subparagraph (b) or (d) of this Paragraph (8), a special meeting of the holders of the shares of the Preferred Stock or of the holders of the shares of the Common Stock, as the case may be, for the election of such directors, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Common Stock or by the holders of shares of the Preferred Stock having an aggregate stated value of not less than $100,000, as the case may be, or upon call by the Secretary of the Corporation at the request in writing of any stockholder addressed to him at the principal office of the Corporation. If no such special meeting be called or be requested to be called, the election of the directors to be elected by the holders of the shares of the Preferred Stock, voting as a class, and of those to be elected by the holders of the shares of the Common Stock, voting as a class, shall take place at the next annual meeting of the stockholders of the Corporation next succeeding the accrual of such special voting right. At all meetings of stockholders at which directors are elected during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to subparagraph (b) of this Paragraph (8), the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of that number of the outstanding shares of all series of the Preferred Stock having a majority of the total number of votes possessed by all holders of Preferred Stock entitled to vote at such meeting shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, the holders of the stock of such class who are present in person or by proxy shall have power upon the majority vote of those votes represented at the meeting to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite number of votes of such class shall be represented by stockholders present in person or by proxy.

                  (f) Except when some mandatory provision of law shall be controlling, no particular series of the Preferred Stock shall be entitled to vote as a separate series or class on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

             (9) Upon the completion of any necessary filings relating to a resolution adopted by the Board of Directors of the Corporation authorizing the issue of shares of a new series of Preferred Stock pursuant to Paragraph (1) hereof, the terms of the new series as adopted therein, which shall constitute an amendment of these Restated Articles of Organization, shall be deemed to be an additional subparagraph to this Paragraph (9), and may be so certified by any officer of the Corporation or by any public official whose duty it may be to certify copies of these Restated Articles of Organization or amendments thereto.

                  (a)  4-1/2% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "4-1/2% Preferred Stock". The number of shares of 4-1/2% Preferred Stock shall be limited to 100,000. The stated value of the 4-1/2% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 4-1/2% Preferred Stock shall be 4-1/2% per annum on the stated value thereof.

                       (C) Redemption. The shares of 4-1/2% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, a premium of $7 per share. All shares of 4-1/2% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 4-1/2% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 4-1/2% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (b)  4.80% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "4.80% Preferred Stock". The number of shares of 4.80% Preferred Stock shall be limited to 75,000. The stated value of the 4.80% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 4.80% Preferred Stock shall be 4.80% per annum on the stated value thereof.

                       (C) Redemption. The shares of 4.80% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, a premium of $1 per share. All shares of 4.80% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 4.80% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 4.80% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (c)  4.96% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "4.96% Preferred Stock". The number of shares of 4.96% Preferred Stock shall be limited to 65,000. The stated value of the 4.96% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 4.96% Preferred Stock shall be 4.96% per annum on the stated value thereof.

                       (C) Redemption. The shares of 4.96% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, a premium of $1 per share. All shares of 4.96% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 4.96% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 4.96% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (d)  4.40% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "4.40% Preferred Stock". The number of shares of 4.40% Preferred Stock shall be limited to 30,000. The stated value of the 4.40% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 4.40% Preferred Stock shall be 4.40% per annum on the stated value thereof.

                       (C) Redemption. The shares of 4.40% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, a premium of $4.50 per share. All shares of 4.40% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 4.40% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 4.40% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (e)  4.76% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "4.76% Preferred Stock". The number of shares of 4.76% Preferred Stock shall be limited to 30,000. The stated value of the 4.76% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 4.76% Preferred Stock shall be 4.76% per annum on the stated value thereof.

                       (C) Redemption. The shares of 4.76% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, a premium of $1 per share. All shares of 4.76% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 4.76% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 4.76% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (f)  6.20% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "6.20% Preferred Stock". The number of shares of 6.20% Preferred Stock shall be limited to 150,000. The stated value of the 6.20% Preferred Stock shall be $100 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 6.20% Preferred Stock shall be 6.20% per annum on the stated value thereof, and such dividends shall be cumulative from and including September 1, 1993.

                       (C) Redemption. The 6.20% Preferred Stock shall not be redeemable prior to October 15, 2003. On and after October 15, 2003, the shares of 6.20% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption, and, in addition thereto, the following premium:

    If Redeemed During the              If Redeemed During the
    Twelve Month Period                 Twelve Month Period
    Beginning October 15     Premium    Beginning October 15    Premium


    2003  . . . . . . . . .      $3.10  2008  . . . . . . . .      $1.55
    2004  . . . . . . . . .       2.79  2009  . . . . . . . .       1.24
    2005  . . . . . . . . .       2.48  2010  . . . . . . . .       0.93
    2006  . . . . . . . . .       2.17  2011  . . . . . . . .       0.62
    2007  . . . . . . . . .       1.86  2012  . . . . . . . .       0.31
                                        Thereafter  . . . . .       0.00


                       All shares of 6.20% Preferred Stock which shall at any
             time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 6.20% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 6.20% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

                  (g)  6.50% Preferred Stock

                       (A) Designation and Amount. The Corporation is authorized to issue a series of Preferred Stock, which is hereby designated as "6.50% Preferred Stock". The number of shares of 6.50% Preferred Stock shall be limited to 599,460. The stated value of the 6.50% Preferred Stock shall be $25 per share.

                       (B)  Rate of Dividend.  The rate of dividend
             applicable to each of the shares of 6.50% Preferred Stock shall be 6.50% per annum on the stated value thereof, and such dividends shall be cumulative from and including September 1, 1993.

                       (C) Redemption. The 6.50% Preferred Stock shall not be redeemable prior to November 1, 1998. On and after November 1, 1998, the shares of 6.50% Preferred Stock shall be subject to redemption at the option of the Board of Directors of the Corporation, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in these Restated Articles of Organization at the stated value per share, together with unpaid accrued dividends to the date of redemption. All shares of 6.50% Preferred Stock which shall at any time have been redeemed or otherwise reacquired by the Corporation shall, after such redemption or reacquisition, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                       (D) No Sinking Fund. Shares of 6.50% Preferred Stock shall not be entitled to any sinking fund.

                       (E) Other Terms. Shares of 6.50% Preferred Stock shall be subject to the other terms, provisions and restrictions set forth in these Restated Articles of Organization with respect to the shares of Preferred Stock of the Corporation.

             (10) No share of stock or evidence of indebtedness shall be deemed to be "outstanding", as that term is used in these Restated Articles of Organization if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

             (11) No holder of capital stock of the Corporation shall have any preemptive right to purchase, acquire or subscribe to any capital stock or other securities issued or sold by the Corporation, including any such capital stock or other securities now or hereafter authorized.

             (12) The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in these Restated Articles of Organization, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in these Restated Articles of Organization, or any amendment thereto, are granted subject to this reservation.

                                   ARTICLE IV

             The stock, property, affairs and business of the Corporation shall be under the care of and managed by a Board of Directors. The number of directors constituting the Board of Directors shall be as fixed from time to time by the By-laws, but shall not be less than seven (7).

             At the 1978 annual meeting of stockholders the directors shall be divided into three classes as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting of stockholders after their election and that of the third class to expire at the third annual meeting of stockholders after their election, or in each case until their respective successors are duly elected and qualified. At each annual meeting after the 1978 annual meeting of stockholders, the successors of the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third annual meeting of stockholders after their election or until their respective successors are duly elected and qualified. If, at any annual meeting following the 1978 annual meeting of stockholders, directors of more than one class are to be elected, each class of directors to be elected at such meeting shall be nominated and voted for in a separate election. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled until the next succeeding annual meeting of stockholders by the majority vote of the directors then in office, even if less than a quorum. The provisions of this paragraph shall not be applied in derogation of any special voting rights arising pursuant to Paragraph (8) of Article III of the Restated Articles of Organization.

                                    ARTICLE V

             The general officers of the Corporation shall be provided for by the By-laws and shall include the officers required by law. The Board of Directors may by resolution authorize and appoint additional officers.

             Officers shall be elected and vacancies shall be filled by a majority vote of the Board of Directors.

             The duties and powers of the officers of the Corporation shall be provided by the By-laws or by resolution of the Board of Directors pursuant to the By-laws.

                                   ARTICLE VI

             The registered holders of the certificates of stock of the Corporation shall be members of the Corporation and shall be entitled to vote at all meetings of stockholders in person or by proxy as provided in these Restated Articles of Organization or as may be provided by law.

                                   ARTICLE VII

             Subject to compliance with any applicable provision of Paragraph
   (5) of Article III of these Restated Articles of Organization, these Restated Articles of Organization may be amended from time to time in the manner and in any and as many respects as may be authorized from time to time by law at the time of amendment, upon the affirmative vote of the holders of shares of stock of the Corporation entitled to vote having in the aggregate a number of votes, calculated as provided in Paragraph
   (8)(a) of Article III hereof, at least equal to a majority of the total number of votes, as so calculated, possessed by all such holders entitled to vote; and, if required, upon the affirmative vote of the holders of shares of stock of the Corporation of each class or series entitled by law to vote as a class having in the aggregate a number of votes, as so calculated, at least equal to a majority of the total number of votes, as so calculated, possessed by all such holders of such class or series entitled by law to vote as a class.

                                      * * *